Exhibit 99.1
[TD Ameritrade Letterhead]
MEMORANDUM

TO:	Members of the Board of Directors and Executive Officers

FROM:	Karen Ganzlin, TD Ameritrade Human Resources

DATE:	February 10, 2006

RE:	Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan Blackout Period Notice

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, this memorandum has been provided in order to notify you of a trading restriction that might need to be imposed as a result of a possible blackout period under the Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan (the “Plan”). We will be required to impose a blackout period if fifty percent or more of the participants in the Plan who hold shares of TD Ameritrade Holding Corporation common stock elect to tender any shares to The Toronto-Dominion Bank (“TD”) in the tender offer TD has indicated it will begin in the near future.
Applicable law requires we provide you, and the Securities and Exchange Commission, with advance notice of a blackout period. Consequently, although we are unable to gauge at this time whether fifty percent or more of the participants in the Plan who hold shares of our common stock will actually participate in the tender (and thus actually trigger the imposition of this mandatory blackout period), we are required nevertheless to plan for the institution of a blackout period under the terms and conditions set forth in this memorandum. If less than fifty percent of the participants in the Plan who hold shares of our common stock actually elect to participate in the tender offer, we will notify you promptly, and in such a case no blackout period will actually be implemented. The equity security subject to the blackout period is the common stock of TD Ameritrade Holding Corporation, as held as an investment in the Plan.
Whether or not you participate in the Plan, your ability to exercise and/or receive stock options or other equity awards or otherwise trade in TD Ameritrade Holding Corporation common stock held outside of the Plan will be restricted during the blackout period. Specifically, you shall be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any equity or derivative security that you acquired in connection with service or employment as a director or employee of TD Ameritrade Holding Corporation (or any successor or subsidiary corporation).
The blackout period is expected to begin on the date TD accepts for payment shares tendered in the tender offer, which is currently estimated to be:     March 13, 2006
The blackout period is expected to end on:     March 22, 2006

You will be notified directly in the event that there are changes to these dates. Please note that TD may (i) either delay the commencement of the tender offer or (ii) extend the expiration date of the tender offer, if either event occurs, the commencement and ending dates of the blackout period will be adjusted accordingly and you will be notified of the new blackout period dates.
This restriction does not apply to securities of TD Ameritrade Holding Corporation that were not acquired in connection with your service as a director or employee. However, you should note that there is a rebuttable presumption that any securities sold during a blackout period are not exempt from the rule (i.e., you will bear the burden of proving that the securities were not “acquired in connection with service or employment”). In addition, the SEC’s rules provide a limited number of exemptions from the trading restriction, most notably these include bona fide gift transactions and purchases or sales under qualified “10b5-1 plans.” We strongly recommend that you consult with us before entering into any transaction in TD Ameritrade Holding Corporation common stock during the blackout period.
Once we are able to determine whether less than fifty percent of the participants in the Plan have not elected to tenders shares to TD in the tender offer, we will promptly notify you that no blackout period will be required. If the blackout period is not implemented, or after the period ends, you will be permitted to resume transactions in TD Ameritrade Holding Corporation common stock subject to the requirements of the TD Ameritrade Holding Corporation Trading Policy.
Questions regarding the blackout period may be directed to:
Tom Marsh at 402-827-8664, or Kelli Eickhoff at 402-827-8622